UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2019

MKS Instruments, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts		01810
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-645-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2019, MKS Instruments, Inc., a Massachusetts corporation (the “Company”), entered into Amendment No. 6 , (the “Repricing Amendment”) to the Term Loan Credit Agreement, dated as of April 29, 2016, by and among the Company, the lenders party thereto (the “Lenders”), and Barclays Bank PLC, as administrative agent and collateral agent for the lenders (as amended from time to time, including by Amendment No. 1, dated June 9, 2016, Amendment No. 2, dated December 14, 2016, Amendment No. 3, dated July 6, 2017, Amendment No. 4, dated April 11, 2018, Amendment No. 5, dated February 1, 2019 and the Repricing Amendment, the “Credit Agreement”). The Repricing Amendment combined the two existing tranches of the Company’s term loans under the Credit Agreement into one tranche of term loans, decreased the applicable margin for all of the Company’s term loans under the Credit Agreement as further described below and set the maturity date for all of the Company’s term loans under the Credit Agreement to February 2, 2026. The Company’s term loans under the Credit Agreement bear interest as follows: (i) Eurodollar Loans (as defined in the Credit Agreement) bear interest at a rate equal to the Adjusted Eurodollar Rate (as defined in the Credit Agreement), with a floor of 0.0%, plus a margin of 1.75%, and (ii) Base Rate Loans (as defined in the Credit Agreement) bear interest at a rate equal to the Base Rate (as defined in the Credit Agreement), with a floor of 1.75%, plus a margin of 0.75%. The period in which a prepayment premium may be required for a “Repricing Transaction” (as defined in the Credit Agreement) was reset to six months after the effective date of the Repricing Amendment. In connection with the execution of the Repricing Amendment, the Company paid certain fees and expenses to Barclays Bank PLC.

In addition, on September 27, 2019, the Company prepaid $50,000,000 of principal under the Credit Agreement, reducing the outstanding principal under the Credit Agreement to approximately $897 million as of September 27, 2019, from approximately $947 million at June 30, 2019.

The foregoing description of the Repricing Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Repricing Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of the Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 1, 2019, the Company issued a press release announcing the execution of the Repricing Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report. The information in this Item 7.01 of this Current Report on Form 8-K, including the press release attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1

Amendment No. 6 to Term Loan Credit Agreement, dated as of September 27, 2019, among the Company, the other loan parties party thereto, Barclays Bank PLC, as administrative agent, collateral agent and fronting bank, and each participating lender party thereto.

99.1	Press Release dated October 1, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

September 30, 2019	By:	/s/ Kathleen F. Burke
	Name:	Kathleen F. Burke
	Title:	Senior Vice President, General Counsel & Secretary